Exhibit 99.1

QTS REPORTS SECOND QUARTER 2021 OPERATING RESULTS

OVERLAND PARK, Kan. – August 3, 2021 – QTS Realty Trust, Inc. (“QTS” or the “Company”) (NYSE: QTS) today announced operating results for the second quarter ended June 30, 2021.
Second Quarter GAAP & Other Highlights

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands except per share data)	2021	2020	2021	2020
Total revenue	$155,220	$131,640	$303,952	$257,932
Net income	$4,199	$10,209	$12,117	$18,329
Net income (loss) attributable to common stockholders	$(2,595)	$2,847	$(1,801)	$3,812
Net loss per share attributable to basic common shares (1)	$(0.08)	$(0.05)	$(0.15)	$(0.06)
Net loss per share attributable to diluted common shares (1)	$(0.08)	$(0.05)	$(0.15)	$(0.06)
FFO available to common stockholders & OP unit holders (2)	$53,377	$48,349	$107,895	$92,079
______________________________________________________
(1)Basic and diluted net loss per share were calculated using the two-class method.
(2)Includes QTS’ pro rata share of results from its unconsolidated entity.
Additional Second Quarter Highlights
•Recognized total consolidated revenues of $155.2 million for the quarter ended June 30, 2021, an increase of 17.9% compared to the same period in 2020. Total consolidated revenues do not include QTS’ pro rata share of revenue attributable to its unconsolidated joint venture of $2.3 million and $1.7 million for the quarters ended June 30, 2021 and 2020, respectively.
•Reported Adjusted EBITDA of $87.7 million for the quarter ended June 30, 2021, an increase of 20.4% compared to Adjusted EBITDA of $72.8 million for the same period in 2020.
•Reported Operating FFO available to common stockholders and OP unit holders of $61.8 million for the quarter ended June 30, 2021, an increase of 26.8% compared to Operating FFO available to common stockholders and OP unit holders of $48.7 million for the same period in 2020.
•Reported Operating FFO per fully diluted share of $0.78 for the quarter ended June 30, 2021, an increase of 12.0% compared to Operating FFO per fully diluted share of $0.70 in the same period of 2020.
•Signed new and modified renewal leases during the second quarter of 2021 aggregating to $26.7 million of incremental annualized rent, net of downgrades.
•The Company’s annualized backlog on a GAAP rent basis was $89.5 million as of June 30, 2021, compared to $80.8 million as of March 31, 2021. In addition, the Company’s annualized backlog on a cash rent basis was $158.2 million as of June 30, 2021, compared to $152.3 million as of March 31, 2021.

“QTS’ strong second quarter results demonstrate the continued momentum of our platform. We remain focused on executing our business plan, leveraging our core differentiators to grow our market share at attractive returns on invested capital,” said Chad Williams, Chairman and CEO of QTS.

Williams added, “We believe the announced acquisition of QTS by Blackstone represents a strong return for shareholders while positioning QTS to achieve our strategic objectives in our next phase of growth. I would like to thank each of our QTS employees for their continued commitment to setting a world-class standard of service to our customers, communities and each other which has positioned QTS to enter into this transformative transaction.”

1	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Pending Acquisition by Blackstone

As previously announced, on June 7, 2021, the Company and QualityTech, LP, its operating partnership, entered into an agreement and plan of merger (“Merger Agreement”) with Volt Upper Holdings LLC, a Delaware limited liability company (“Parent”), Volt Lower Holdings LLC, a Delaware limited liability company (“Merger Sub I”), and Volt Acquisition LP, a Delaware limited partnership (“Merger Sub II”). Parent, Merger Sub I and Merger Sub II are affiliates of The Blackstone Group Inc. Pursuant to the Merger Agreement (i) Merger Sub II shall merge with and into the Operating Partnership (the “partnership merger”) with the Operating Partnership being the surviving entity and immediately following the consummation of the partnership merger (ii) the Company shall merge with and into Merger Sub I (the “Company merger”), with Merger Sub I being the surviving entity. Pursuant to the Merger Agreement (i) the outstanding shares of common stock of the Company will be acquired for $78 per share in an all-cash transaction, (ii) the outstanding shares of Series A Preferred Stock (other than shares owned by Parent, Merger Sub I or any subsidiary of Parent, the Company or Merger Sub I (such shares, “Excluded Shares”)) shall be automatically converted into the right to receive an amount in cash equal to $25.00 plus any accrued and unpaid dividends, without interest and (iii) the outstanding shares of Series B Preferred Stock (other than Excluded Shares) shall be automatically converted into one Series A preferred unit of Merger Sub I, which shall have terms materially the same as the Series B Preferred Stock and may be converted during the specified period following the partnership merger at the holder’s election in accordance with the terms of such securities.

The Company merger, partnership merger and the other transactions contemplated by the Merger Agreement (the “Merger Transactions”) are subject to customary closing conditions, including approval by the Company’s common stockholders at a special meeting to be held on August 26, 2021. The Merger Transactions are expected to close on the third business day after the conditions to closing are satisfied or waived, including approval of the Company’s stockholders of the merger and other transactions contemplated by the Merger Agreement. The Company can provide no assurances regarding whether the Merger Transactions will close as expected during the third quarter of 2021, or at all. The board of directors of the Company has unanimously approved the Merger Agreement, and has recommended approval of the merger, and the other transactions contemplated by the Merger Agreement, by the Company’s stockholders.

Leasing Activity
During the quarter ended June 30, 2021, QTS entered into new and modified renewal leases aggregating to $26.7 million of incremental annualized rent. The Company’s second quarter leasing performance was driven by several multi-megawatt leases signed in its hyperscale product offering, combined with continued steady performance in its hybrid colocation product offering. Annualized rent per leased square foot for new and modified renewal leases during the second quarter was $277. Lower annualized rent per leased square foot in the second quarter relative to the prior four quarter average was primarily driven by a larger hyperscale lease which was structured as a triple-net lease, whereby certain QTS operating costs associated with the customer's deployment are recovered from the customer and not directly factored into the base rent. Excluding the impact of this lease, annualized rent per leased square foot during the second quarter would have been approximately $326.
During the quarter ended June 30, 2021, QTS renewed leases with total annualized rent of $14.6 million at an average rent per square foot which was 7.4% higher than the annualized rent prior to their renewals. The increase in the renewal rate of 7.4% was primarily attributable to a large number of hybrid colocation renewals with power and connectivity increases upon renewal. The Company expects renewal rates will generally increase in the low to mid-single digit percentage range.
Rental Churn (which the Company defines as MRR lost in the period to a customer intending to fully exit the QTS platform in the near term compared to total MRR at the beginning of the period) was 0.5% for the three months ended June 30, 2021 and 1.2% for the six months ended June 30, 2021.
As of June 30, 2021, the Company’s backlog (which represents MRR, excluding cost recoveries, for customer leases that have been signed but have not yet commenced as of period end) on a GAAP rent basis represented $7.5 million, or $89.5 million of annualized GAAP rent, compared to $6.7 million, or $80.8 million of annualized GAAP rent at March 31, 2021. Of the Company’s June 30, 2021 annualized backlog of GAAP rent of $89.5 million, $35.9 million was expected to commence in 2021 (expected to contribute an incremental $10.8 million to MRR in 2021), $27.1 million was expected to commence in 2022 (expected to contribute an incremental $20.2 million to MRR in 2022), and $26.4 million was expected to commence in years thereafter. As of June 30, 2021, the Company’s annualized backlog on a cash rent basis was $158.2 million, of which $60.1 million was expected to commence in 2021 (expected to contribute an incremental $17.1 million to MRR in 2021), $43.9 million was expected to commence in 2022 (expected to contribute an incremental $29.7 million to MRR in 2022), and $54.2 million was expected to commence in years thereafter.

2	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Development
During the quarter ended June 30, 2021, the Company brought online approximately 22 megawatts of gross power and approximately 88,000 net rentable square feet (“NRSF”) of raised floor at its Atlanta (DC - 2), Ashburn (DC - 2), Chicago, Hillsboro and Santa Clara facilities at an aggregate cost of approximately $135.3 million (excluding customer specific capital and leasing commissions).
During the second quarter of 2021, the Company’s significant development activity continued at the Manassas (DC - 2), Ashburn (DC - 1), Atlanta (DC - 2), Richmond, Piscataway, Hillsboro, Fort Worth, and Irving facilities to have space ready for customers in 2021 and beyond.
Balance Sheet and Liquidity
During 2020 and 2021, QTS issued shares on a forward basis through its “at-the-market” equity offering programs and via an underwritten offering in June 2020. During the three months ended June 30, 2021, QTS settled 8.2 million shares of forward stock, representing all remaining outstanding forward stock sales from the “at-the-market” equity offering programs and the June 2020 underwritten offering, generating net proceeds of approximately $490.9 million.
As of June 30, 2021, the Company’s total net indebtedness, inclusive of its pro rata share of joint venture net debt, was approximately $1.6 billion, resulting in a net debt to annualized Adjusted EBITDA ratio of 4.6x.
As of June 30, 2021, the Company’s total available liquidity was approximately $929.4 million, comprised of $901.3 million of available capacity under the Company’s unsecured revolving credit facility and approximately $28.1 million of cash and cash equivalents.

Novel Coronavirus (COVID-19)
QTS continues to actively monitor developments with respect to COVID-19 and has taken numerous actions based on corporate policies specifically focusing on the safety and wellness of its customers, partners, and employees, as well as providing continuous and resilient services. Although the COVID-19 pandemic has caused significant disruptions to the United States and global economy and has contributed to significant volatility in financial markets, as of the date of this report, these developments have not had a known material adverse effect on the Company’s business. As of the date of this report, each of the Company’s data centers in North America and Europe is fully operational and operating in accordance with the Company’s business continuity plans. Across each of the respective jurisdictions in which the Company operates, the Company’s business has been deemed essential operations, which has allowed the Company to remain fully staffed with critical personnel in place to continue to provide service and support for its customers.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of non-GAAP financial measures provides meaningful supplemental information to both management and investors that is indicative of the Company’s operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the selected financial information below.
About QTS
QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of data center solutions across a diverse footprint spanning more than 7 million square feet of owned data center space throughout primarily North America and Europe. Through its software-defined technology platform, QTS is able to deliver secure, compliant infrastructure solutions, robust connectivity and premium customer service to leading hyperscale technology companies, enterprises, and government entities. QTS owns, operates or manages 28 data centers and supports more than 1,200 customers primarily in North America and Europe.

3	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

QTS Investor Relations Contact
Stephen Douglas – EVP – Finance
ir@qtsdatacenters.com
Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the COVID-19 pandemic, its impact on the Company and the Company’s response thereto, the pending acquisition of the Company and to the Company’s strategy, plans, intentions, capital resources, liquidity, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of the Company to obtain stockholder approval required to consummate the proposed acquisition of the Company (the “transaction”); the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings instituted against the Company, its directors and others related to the proposed transaction; adverse economic or real estate developments in the Company’s markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions; risks related to the COVID-19 pandemic, including, but not limited to, the risk of business and/or operational disruptions, disruption of the Company’s customers’ businesses that could affect their ability to make rental payments to the Company, supply chain disruptions and delays in the construction or development of the Company’s data centers; risks related to the Company’s international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in our current and any future joint venture investments, such as lack of sole decision-making authority and reliance on our partners’ financial condition.
While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other periodic reports the Company files with the Securities and Exchange Commission, many of which should be interpreted as being heightened as a result of the ongoing COVID-19 pandemic and the actions taken to contain the pandemic or mitigate its impact.

4	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Consolidated Balance Sheets

(unaudited and in thousands except share data)

	June 30, 2021 (1)	December 31, 2020 (1)
ASSETS
Real Estate Assets
Land	$175,348	$165,109
Buildings, improvements and equipment	3,138,583	2,839,261
Less: Accumulated depreciation	(789,192)	(702,944)
	2,524,739	2,301,426
Construction in progress (2)	1,214,794	1,028,765
Real Estate Assets, net	3,739,533	3,330,191
Investments in unconsolidated entity	12,430	22,608
Operating lease right-of-use assets, net	48,342	51,342
Cash and cash equivalents	28,068	22,775
Rents and other receivables, net	134,870	107,563
Acquired intangibles, net	62,093	68,090
Deferred costs, net (3)	69,133	63,689
Prepaid expenses	12,310	10,253
Goodwill	173,843	173,843
Other assets, net (4)	53,967	48,218
TOTAL ASSETS	$4,334,589	$3,898,572
LIABILITIES
Unsecured term loans and revolver, net (5)	$1,038,833	$1,335,241
Senior notes, net of debt issuance costs (5)	493,016	492,534
Finance leases	42,395	41,718
Operating lease liabilities	54,629	58,005
Accounts payable and accrued liabilities	240,738	187,270
Dividends and distributions payable	45,248	39,373
Advance rents, security deposits and other liabilities	19,818	19,850
Derivative liabilities	35,173	53,722
Deferred income taxes	948	810
Deferred income	114,978	85,351
TOTAL LIABILITIES	2,085,776	2,313,874
EQUITY
7.125% Series A cumulative redeemable perpetual preferred stock: $0.01 par value (liquidation preference $25.00 per share), 4,600,000 shares authorized, 4,280,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively (6)	103,212	103,212
6.50% Series B cumulative convertible perpetual preferred stock: $0.01 par value (liquidation preference $100.00 per share), 3,162,500 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020, respectively (7)	304,223	304,223
Common stock: $0.01 par value, 450,133,000 shares authorized, 77,030,269 and 64,580,118 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	770	646
Additional paid-in capital	2,305,032	1,622,857
Accumulated other comprehensive loss	(31,638)	(50,451)
Accumulated dividends in excess of earnings	(574,756)	(504,313)
Total stockholders’ equity	2,106,843	1,476,174
Noncontrolling interests	141,970	108,524
TOTAL EQUITY	2,248,813	1,584,698
TOTAL LIABILITIES AND EQUITY	$4,334,589	$3,898,572
________________________________________________________
(1)The balance sheets at June 30, 2021 and December 31, 2020, have been derived from the consolidated financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.
(2)As of June 30, 2021, construction in progress included $229.5 million related to land holdings for which the initiation of development activities has begun to prepare the property for its intended use.
(3)As of June 30, 2021 and December 31, 2020, deferred costs, net included $5.0 million and $6.0 million of deferred financing costs net of amortization, respectively, and $64.1 million and $57.7 million of deferred leasing costs net of amortization, respectively.
(4)As of June 30, 2021 and December 31, 2020, other assets, net included $47.4 million and $44.8 million of corporate fixed assets, respectively, primarily relating to corporate offices, leasehold improvements and product related assets.
(5)Debt issuance costs, net related to the senior notes and term loans aggregating to $13.3 million and $14.6 million at June 30, 2021 and December 31, 2020, respectively, have been netted against the related debt liability line items for both periods presented.
(6)As of June 30, 2021, the total liquidation preference of the Series A Preferred Stock was $107.0 million, calculated as $25.00 liquidation preference per share times 4,280,000 shares outstanding.
(7)As of June 30, 2021, the total liquidation preference of the Series B Preferred Stock was $316.3 million, calculated as $100.00 liquidation preference per share times 3,162,500 shares outstanding.

5	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Consolidated Statements of Operations

(unaudited and in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenues:
Rental (1)	$150,807	$144,308	$125,996	$295,115	$246,077
Other (2)	4,413	4,424	5,644	8,837	11,855
Total revenues	155,220	148,732	131,640	303,952	257,932
Operating expenses:
Property operating costs	45,704	46,284	40,349	91,988	81,130
Real estate taxes and insurance	5,788	5,022	4,106	10,810	8,017
Depreciation and amortization	58,255	55,506	47,554	113,761	92,624
General and administrative	24,476	23,641	21,391	48,117	42,074
Transaction and integration costs	8,391	1,516	381	9,907	597
Total operating expenses	142,614	131,969	113,781	274,583	224,442
Operating income	12,606	16,763	17,859	29,369	33,490
Other income and expense:
Interest income	1	—	2	1	2
Interest expense	(7,452)	(8,148)	(6,924)	(15,600)	(14,086)
Other income	—	—	—	—	159
Equity in net loss of unconsolidated entity	(705)	(559)	(590)	(1,264)	(1,267)
Income before taxes	4,450	8,056	10,347	12,506	18,298
Tax benefit (expense)	(251)	(138)	(138)	(389)	31
Net income	4,199	7,918	10,209	12,117	18,329
Net (income) loss attributable to noncontrolling interests (3)	251	(79)	(317)	172	(427)
Net income attributable to QTS Realty Trust, Inc.	$4,450	$7,839	$9,892	$12,289	$17,902
Preferred stock dividends	(7,045)	(7,045)	(7,045)	(14,090)	(14,090)
Net income (loss) attributable to common stockholders	$(2,595)	$794	$2,847	$(1,801)	$3,812

Net loss per share attributable to common shares
Basic (4)	$(0.08)	$(0.07)	$(0.05)	$(0.15)	$(0.06)
Diluted (4)	$(0.08)	$(0.07)	$(0.05)	$(0.15)	$(0.06)
________________________________________________________
(1)Represents lease revenue, inclusive of recoveries from customers as well as straight-line rent. Recoveries from customers was $17.7 million, $16.1 million, and $12.5 million for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively, and $33.8 million and $24.8 million for the six months ended June 30, 2021 and 2020, respectively. Straight-line rent was $7.7 million, $7.4 million and $5.8 million for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively, and $15.1 million and $9.6 million for the six months ended June 30, 2021 and 2020, respectively.
(2)Includes revenue from managed services, sales of scrap metals and other unused materials, management fees, service fees, development fees and various other non-rental revenue items.
(3)The weighted average noncontrolling ownership interest of QualityTech, LP was 8.4%, 9.0% and 9.9% for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively, and 8.7% and 10.1% for the six months ended June 30, 2021 and 2020, respectively.
(4)Basic and diluted net loss per share were calculated using the two-class method.

6	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Consolidated Statements of Comprehensive Income (Loss)

(unaudited and in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income	$4,199	$7,918	$10,209	$12,117	$18,329
Other comprehensive income (loss):
Foreign currency translation adjustment gain (loss)	54	(158)	64	(104)	(159)
Increase (decrease) in fair value of derivative contracts	4,145	17,253	(3,641)	21,398	(40,356)
Reclassification of other comprehensive income to utilities expense	160	(66)	410	94	764
Reclassification of other comprehensive income to interest expense	3,414	3,375	2,703	6,789	3,461
Comprehensive income (loss)	11,972	28,322	9,745	40,294	(17,961)
Comprehensive (income) loss attributable to noncontrolling interests	(956)	(2,558)	(1,022)	(3,514)	1,809
Comprehensive income (loss) attributable to QTS Realty Trust, Inc.	$11,016	$25,764	$8,723	$36,780	$(16,152)

7	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

FFO, Operating FFO, and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciable real estate related to its primary business, impairment write-downs of depreciable real estate related to its primary business, real estate-related depreciation and amortization and similar adjustments for unconsolidated entities. To the extent the Company incurs gains or losses from the sale of assets that are incidental to its primary business, or incurs impairment write-downs associated with assets that are incidental to its primary business, it includes such charges in its calculation of FFO. The Company’s management uses FFO as a supplemental operating performance measure because, in excluding real estate-related depreciation and amortization, impairment write-downs of depreciable real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.
Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its operating performance, management computes an adjusted measure of FFO, which the Company refers to as Operating funds from operations (“Operating FFO”). Operating FFO is a non-GAAP measure that is used as a supplemental operating measure and to provide additional information to users of the financial statements. The Company generally calculates Operating FFO as FFO excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.
Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental operating measure and to provide additional information to users of the financial statements. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non-real estate depreciation and amortization, straight line rent adjustments, income taxes, equity-based compensation and similar adjustments for unconsolidated entities.
The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

8	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

A reconciliation of net income to FFO, Operating FFO and Adjusted Operating FFO is presented below (unaudited and in thousands):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
FFO
Net income	$4,199	$7,918	$10,209	$12,117	$18,329
Equity in net loss of unconsolidated entity	705	559	590	1,264	1,267
Real estate depreciation and amortization	55,044	52,629	44,196	107,673	85,896
Pro rata share of FFO from unconsolidated entity	474	457	399	931	677
FFO (1)	60,422	61,563	55,394	121,985	106,169
Preferred stock dividends	(7,045)	(7,045)	(7,045)	(14,090)	(14,090)
FFO available to common stockholders & OP unit holders	53,377	54,518	48,349	107,895	92,079

Transaction and integration costs	8,391	1,516	381	9,907	597
Operating FFO available to common stockholders & OP unit holders (2)	61,768	56,034	48,730	117,802	92,676

Maintenance capital expenditures	(2,337)	(1,704)	(4,220)	(4,041)	(5,882)
Leasing commissions paid	(11,491)	(9,460)	(6,805)	(20,951)	(15,803)
Amortization of deferred financing costs	1,129	1,130	991	2,259	1,978
Non real estate depreciation and amortization	3,212	2,876	3,358	6,088	6,728
Straight-line rent revenue and expense and other	(7,916)	(7,609)	(5,702)	(15,525)	(9,457)
Tax expense (benefit) from operating results	251	138	138	389	(31)
Equity-based compensation expense	7,311	6,856	6,082	14,167	10,957
Adjustments for unconsolidated entity	51	46	(88)	97	(22)
Adjusted Operating FFO available to common stockholders & OP unit holders (2)	$51,978	$48,307	$42,484	$100,285	$81,144
________________________________________________________
(1)No gains, losses or impairment write-downs associated with assets incidental to our primary business were incurred during the three and six months ended June 30, 2021 and 2020.
(2)The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

9	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

The Company calculates EBITDAre in accordance with the standards established by NAREIT. EBITDAre represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciated property related to its primary business, income tax expense (or benefit), interest expense, depreciation and amortization, impairments of depreciated property related to its primary business, and similar adjustments for unconsolidated entities. The Company’s management uses EBITDAre as a supplemental performance measure because it provides performance measures that, when compared year over year, captures the performance of the Company’s operations by removing the impact of capital structure (primarily interest expense) and asset-based charges (primarily depreciation and amortization) from its operating results.
Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its operating performance, management computes an adjusted measure of EBITDAre, which the Company refers to as Adjusted EBITDA. The Company generally calculates Adjusted EBITDA excluding certain non-routine charges, write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, restructuring costs, and transaction and integration costs, as well as the Company’s pro-rata share of each of those respective expenses associated with the unconsolidated entity aggregated into one line item categorized as “Adjustments for the unconsolidated entity.” In addition, the Company calculates Adjusted EBITDA excluding certain non-cash recurring costs such as equity-based compensation. The Company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent other REITs calculate Adjusted EBITDA on a comparable basis, between REITs.
Management uses EBITDAre and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDAre or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDAre and Adjusted EBITDA may not be comparable to others. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indication of funds available to meet its cash needs, including its ability to make distributions to its stockholders.
A reconciliation of net income to EBITDAre and Adjusted EBITDA is presented below (unaudited and in thousands):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
EBITDAre and Adjusted EBITDA
Net income	$4,199	$7,918	$10,209	$12,117	$18,329
Equity in net loss of unconsolidated entity	705	559	590	1,264	1,267
Interest income	(1)	—	(2)	(1)	(2)
Interest expense	7,452	8,148	6,924	15,600	14,086
Tax expense (benefit)	251	138	138	389	(31)
Depreciation and amortization	58,255	55,506	47,554	113,761	92,624
Pro rata share of EBITDAre from unconsolidated entity	1,100	1,106	924	2,206	1,743
EBITDAre (1)	$71,961	$73,375	$66,337	$145,336	$128,016

Equity-based compensation expense	7,311	6,856	6,082	14,167	10,957
Transaction, integration and implementation costs	8,391	1,516	381	9,907	597
Adjusted EBITDA	$87,663	$81,747	$72,800	$169,410	$139,570
________________________________________________________
(1)No gains, losses or impairment write-downs associated with assets incidental to our primary business were incurred during the three and six months ended June 30, 2021 and 2020.

10	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss) (computed in accordance with GAAP), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, other (income) expense, debt restructuring costs, transaction, integration and impairment costs, gain (loss) on sale of real estate, restructuring costs, general and administrative expenses and similar adjustments for unconsolidated entities. The Company allocates a management fee charge of 4% of cash revenues for all facilities as a property operating cost and a corresponding reduction to general and administrative expense to cover the day-to-day administrative costs to operate our data centers. The management fee charge is reflected as a reduction to net operating income.
Management uses NOI as a supplemental performance measure because it provides a useful measure of the operating results from its customer leases. In addition, management believes it is useful to investors in evaluating and comparing the operating performance of its properties and to compute the fair value of its properties. The Company’s NOI may not be comparable to other REITs’ NOI as other REITs may not calculate NOI in the same manner. NOI should be considered only as a supplement to net income as a measure of the Company’s performance and should not be used as a measure of results of operations or liquidity or as an indication of funds available to meet cash needs, including the ability to make distributions to stockholders. NOI is a measure of the operating performance of the Company’s properties and not of the Company’s performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP.
A reconciliation of net income to NOI is presented below (unaudited and in thousands):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net Operating Income (NOI)
Net income	$4,199	$7,918	$10,209	$12,117	$18,329
Equity in net loss of unconsolidated entity	705	559	590	1,264	1,267
Interest income	(1)	—	(2)	(1)	(2)
Interest expense	7,452	8,148	6,924	15,600	14,086
Depreciation and amortization	58,255	55,506	47,554	113,761	92,624
Other (income) expense	—	—	—	—	(159)
Tax expense (benefit)	251	138	138	389	(31)
Transaction and integration costs	8,391	1,516	381	9,907	597
General and administrative expenses	24,476	23,641	21,391	48,117	42,074
NOI from consolidated operations (1)	$103,728	$97,426	$87,185	$201,154	$168,785
Pro rata share of NOI from unconsolidated entity (2)	1,115	1,133	927	2,248	1,771
Total NOI (1)	$104,843	$98,559	$88,112	$203,402	$170,556
________________________________________________________
(1)Includes facility level general and administrative allocation charges of 4% of cash revenue for all facilities. These allocated charges aggregated to $5.7 million, $5.5 million and $4.8 million for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively, and $11.2 million and $9.5 million the six months ended June 30, 2021 and 2020, respectively.
(2)QTS’ pro rata share of the unconsolidated entity is 50%.

11	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com

Monthly Recurring Revenue (MRR) and Recognized MRR

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its rental and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR is also calculated to include the Company’s pro rata share of monthly contractual revenue under signed leases as of a particular date associated with unconsolidated entities, which includes revenue from the unconsolidated entity’s rental and managed services activities, but excludes the unconsolidated entity’s customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR reflects the annualized cash rental payments. It does not include the impact from backlog leases as of a particular date, unless otherwise specifically noted.
Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its rental and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues.
Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases and customer leases attributable to the Company’s business. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.
A reconciliation of total revenues to recognized MRR in the period and MRR at period-end is presented below (unaudited and in thousands):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Recognized MRR in the period
Total period revenues (GAAP basis)	$155,220	$148,732	$131,640	$303,952	$257,932
Less: Total period variable lease revenue from recoveries	(17,692)	(16,128)	(12,528)	(33,820)	(24,803)
Total period deferred setup fees	(7,241)	(6,436)	(4,520)	(13,677)	(8,444)
Total period straight-line rent and other	(10,456)	(11,623)	(9,327)	(22,079)	(17,359)
Recognized MRR in the period	119,831	114,545	105,265	234,376	207,326

MRR at period end
Total period revenues (GAAP basis)	$155,220	$148,732	$131,640	$303,952	$257,932
Less: Total revenues excluding last month	(102,328)	(99,683)	(87,538)	(251,060)	(213,830)
Total revenues for last month of period	52,892	49,049	44,102	52,892	44,102
Less: Last month variable lease revenue from recoveries	(6,358)	(5,163)	(4,350)	(6,358)	(4,350)
Last month deferred setup fees	(2,548)	(2,179)	(1,533)	(2,548)	(1,533)
Last month straight-line rent and other	(2,794)	(2,370)	(2,480)	(2,794)	(2,480)
Add: Pro rata share of MRR at period end of unconsolidated entity	465	472	352	465	352
MRR at period end	$41,657	$39,809	$36,091	$41,657	$36,091

12	QTS Q2 Earnings 2021	Contact: IR@qtsdatacenters.com